February 10, 1999


Smith Corona Corporation
839 Route 13 South
Cortland, New York 13045


                Re:    Waiver and Amendment to Financing Agreement


Gentlemen:

     Reference is made to the financing arrangements between Congress Financial Corporation ("Lender") and Smith Corona Corporation ("Borrower") pursuant to the terms of the Loan and Security Agreement, dated as of February 28, 1997, between Borrower and Lender (the "Loan Agreement" and, together with any supplements thereto and all other agreements, documents and instruments between Borrower and Lender relating thereto, as the same have heretofore been amended, or as same have contemporaneously been or may be hereafter amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). Capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement and in the other Financing Agreements, unless otherwise defined herein.

     In consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

      1. Adjusted Net Worth. Lender hereby waives the default by Borrower under Section 9.13 of the Loan Agreement ("Adjusted Net Worth") until and including the date immediately prior to the date hereof. Effective as of the date hereof, existing Section
9.13 of the Loan Agreement shall be deleted and the following inserted in its stead:

      "9.13 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than (a) one ($1.00) dollar until June 29, 1999, and (b)
$2,000,000 at June 30, 1999 and at all times thereafter."


     2. Inventory Advance Rate. Section 2.1(a)(ii) of the Loan Agreement shall be and is hereby amended by (a) deleting both references to "fifty (50%) percent" therein and inserting "forty-five (45%) percent" in their stead, and (b) inserting the following provision immediately after clause (B) thereof and before the words "provided, however":

          "or (C) eighty (80%) percent of the amount equal to the product of the cost of Eligible Inventory multiplied by the percentage of the net orderly liquidation value to the cost of the various types of such Eligible
Inventory as set forth in the most recent appraisal received by Lender pursuant to Section 7.3(d) of this Agreement,".

      3.    Letter of Credit.  Section 2.2(c)(i) of the Loan
Agreement shall be and is hereby amended by deleting the reference to "fifty (50%) percent" therein and inserting "fifty-five (55%) percent" in its stead. Section 2.2(d) shall be and is hereby amended by deleting the figure of "$10,000,000" and inserting "$5,000,000" in its stead.

     4. Appraisals. Section 7.3(d) of the Loan Agreement shall be and is hereby amended by deleting the words "once in any calendar year" and inserting the words "twice in any calendar year" in their stead.

     5. SOHO Inventory. Borrower's inventory consisting of cordless telephones, voice recorders, headsets, teleassistants and telecopy machines and similar small office/home office types of goods and components thereof ("SOHO Inventory") shall not be deemed to be Eligible Inventory, except in Lender's sole discretion, but nevertheless shall be part of the Collateral; provided, however, SOHO Inventory shall not be deemed to include Inventory consisting of headset and multi-handset phone systems and, except in Lenders' sole discretion, the aggregate outstanding Loans available to Borrower in respect of such Inventory shall not exceed $600,000.

     6. Waiver and Amendment Fee. In consideration of the foregoing and Lender's agreements hereunder, Borrower shall pay to Lender a waiver and amendment fee in the amount of $25,000, which shall be fully earned and due and payable on the date hereof, and which may be charged by Lender to Borrower's Loan account with Lender.

     7. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists or has occurred and is continuing on the date hereof, after giving effect to the terms of this Waiver and Amendment.

          (b) This Waiver and Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

     8. Effect of this Waiver and Amendment. This Waiver and Amendment shall be effective upon execution by Lender and Borrower and contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all correspondence, memoranda, communications, discussions and negotiations with respect thereto. No existing defaults or Events of Default and no rights or remedies of Lender have been or are being waived hereby and no changes or modifications to the Financing Agreements have been or are being made or are intended hereby, except as expressly set forth herein, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. In the event that any term or provision of this Waiver and Amendment conflicts with any term or provision of the Financing Agreements, the term or provision of this Waiver and Amendment shall control.

     9. Counterparts. This Waiver and Amendment may be executed and delivered in counterparts.

                                          Very truly yours,

                                          CONGRESS FINANCIAL CORPORATION

                                          By: /s/ Keith Holler
                                          Title: Asst. Vice President

AGREED AND ACCEPTED:

SMITH CORONA CORPORATION

By: /s/ Martin D. Wilson
Title: Sr. Vice President
       Chief Financial Officer